                                                                   Exhibit 5(c)
                         Lincoln Benefit Life Company
                    P.O. Box 80469, Lincoln, Nebraska 68501
                      Phone 847.402.2271 Fax 847.402.3781
                           Email SLees@allstate.com
                                                                  Susan L. Lees
                                               Director, Senior Vice President,
                                                  General Counsel and Secretary

                                                               Law & Regulation

March 27, 2012

To:    Lincoln Benefit Life Company
       Lincoln, Nebraska 68501

From:  Susan L. Lees
       Director, Senior Vice President, General
       Counsel and Secretary

Re:    Form S-1 Registration Statement under the Securities Act of 1933
       File No. 333-
       Consultant I Variable Annuity (the "Contract")

With reference to the Form S-1 Registration Statement filed by Lincoln Benefit Life Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contract described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 27, 2012:

1) The Company is duly organized and existing under the laws of the State of Nebraska and has been duly authorized to do business and to issue the Contracts by the Commissioner of Insurance of the State of Nebraska.

2) The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

Sincerely,

/s/ Susan L. Lees
-----------------------------
Susan L. Lees
Director, Senior Vice President,
General Counsel and Secretary